Exhibit 3.2

Magnetek, Inc.

Amendments to By-Laws

Adopted February 3, 2009

Section 3 of Article II of the By-Laws was amended to read as follows:

(a)                                  A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

(b)                                 The Board of Directors acting by resolution may postpone and reschedule any previously scheduled meeting of the stockholders. Any meeting of the stockholders may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution by stockholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or the President or pursuant to a resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by the Delaware General Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6 of Article II of the By-laws was amended to read as follows:

Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 9 of Article II of the By-laws was amended to read as follows:

(a)                                  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

(b)                                 Consents may be revoked at any time prior to the earlier of (i) such time as the inspectors of elections issue a Final Consent Report pursuant to Section 9(f) or Section 9(g) or (ii) sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) by written notice delivered to (A) the Secretary, (B) any Consent Soliciting Stockholder (as defined in Section 11(b)(iv)), (C) a proxy solicitor or other agent designated by the corporation or any Consent Soliciting Stockholder and/or (D) the inspectors of elections engaged by the corporation pursuant to Section 9(c).

(c)                                  Within three (3) business days after a Consent Record Date fixed pursuant to Section 11(b), the corporation shall (i) engage regionally or nationally recognized independent inspectors of elections to act as agent of the corporation for the purpose of promptly performing a ministerial review of the validity of consents and revocations thereof and (ii) provide notice to each Consent Soliciting Stockholder of the identity of such inspectors and the manner in which such Consent Soliciting Stockholder may deliver consents and revocations thereof to such inspectors pursuant to Section 9(d). The cost of retaining inspectors of election shall be borne by the corporation.

(d)                                 The corporation, the Consent Soliciting Stockholders and their respective proxy solicitors or other designated agents shall deliver consents and revocations thereof to the inspectors within two (2) business days after receipt. As soon as the inspectors receive consents and/or revocations thereof, the inspectors shall review the consents and revocations thereof and shall maintain a count of the number of shares subject to valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to any Person; provided, however, that, as soon as practicable after a written request therefor by the corporation or a Consent Soliciting Stockholder, the inspectors shall issue a report (a “Consent Report”) to the corporation and the Consent Soliciting Stockholders stating: (i) the number of shares subject to valid consents; (ii) the number of shares subject to valid revocations of consents; (iii) the number of shares subject to valid and unrevoked consents; (iv) the number of shares subject to invalid consents; (v) the number of shares subject to invalid revocations of consents; (vi) whether, based on their count, the requisite number of shares subject to valid and unrevoked consents has been obtained to express the corporate action specified in the consents; and (vii) the latest date the inspectors received consents and revocations thereof that the inspectors reflected in such report (the “Report Date”).

(e)                                  As soon as practicable after a written request therefor by the corporation or a Consent Soliciting Stockholder (whichever is soliciting consents), notice of which request shall be given to the corporation and any parties opposing the solicitation of consents, if any, which request shall state that the corporation or the Consent Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents has been received in accordance with the Certificate of Incorporation and these By-Laws, the inspectors shall issue and deliver to the corporation and the Consent Soliciting Stockholders a preliminary Consent Report (the “Preliminary Consent Report”); provided, however, that neither the corporation nor the Consent Soliciting Stockholders may request a Preliminary Consent Report after the 60th day after the applicable Consent Record Date fixed pursuant to Section 11(b). Unless the corporation and the Consent Soliciting Stockholders shall agree to a shorter or longer period, the corporation and the Consent Soliciting Stockholders shall have two (2) business days after receipt of the Preliminary Consent Report to review the consents and revocations thereof and to advise the inspectors and the opposing parties in writing as to whether they intend to challenge the Preliminary Consent Report.

(f)                                    If no written notice of an intention to challenge a Preliminary Consent Report is received within two (2) business days after receipt of the Preliminary Consent Report by the corporation and the Consent Soliciting Stockholders and either (i) the date that is two (2) business days after such receipt of such Preliminary Consent Report (the “Cut-Off Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) or (ii) the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) and the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was obtained, then the inspectors shall as promptly as practicable issue to the corporation and the Consent Soliciting Stockholders their final Consent Report (a “Final Consent Report”), which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of consents and revocations thereof received after the Preliminary Consent Report Report Date to the time of issuance of the Final Consent Report, if such consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b), and a certification as to whether the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was obtained. If the Cut-Off Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) and the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was not obtained, and the corporation or the Consent Soliciting Stockholders (whichever is soliciting consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Section 9(e).

(g)                                 If the corporation or the Consent Soliciting Stockholders issue written notice to the inspectors and the corporation or the Consent Soliciting Stockholders, as the case may be, of an intention to challenge a Preliminary Consent Report within two (2) business days after receipt of the Preliminary Consent Report by the corporation and the Consent Soliciting Stockholders, then a challenge session shall be scheduled by the inspectors as promptly as practicable, at which the corporation and the Consent Soliciting Stockholders shall have the right to object to the validity of consents and revocations thereof. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, if either (i) the date on which the challenge session is completed (the “Completion Date”) is more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) or (ii) the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) and the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was obtained, then the inspectors shall as promptly as practicable issue to the corporation and the Consent Soliciting Stockholders a Final Consent Report, which shall contain the information included in the Preliminary Consent Report, plus all changes in the vote totals as a result of the challenge and, if such consents and revocations thereof are received within sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b), consents and revocations thereof received after the Preliminary Consent Report Date to the time of issuance of the Final Report, and a certification as to whether the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was obtained. If the Completion Date is not more than sixty (60) days after the applicable Consent Record Date fixed pursuant to Section 11(b) and the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was not obtained, then the inspectors shall as promptly as practicable issue a Consent Report to the corporation and the Consent Soliciting Stockholders and a certification that the requisite number of shares subject to valid and unrevoked consents to express the corporate action specified in the consents was not obtained, and the corporation or the Consent Soliciting Stockholders (whichever is soliciting consents) shall have the right to request again a Preliminary Consent Report in accordance with the provisions of Section 9(e).

(h)                                 Simultaneously with the delivery of any Final Consent Report to the corporation pursuant to Section 9(f) or Section 9(g), the inspectors shall deliver all valid and unrevoked consents to the corporation. A copy of any Final Consent Report shall be included in the book in which the proceedings of meetings of Stockholders are recorded.

(i)                                     As to any consent, if, prior to the issuance of a Final Consent Report and delivery of consents to the corporation, all Consent Soliciting Stockholders notify the corporation and the inspectors in writing that such Consent Soliciting Stockholders no longer desire to express consent to the corporate actions specified in the consents, then the consents shall be deemed abandoned, and the inspectors shall not issue a Final Consent Report or deliver such consents to the corporation.

Section 10 of Article II of the By-laws was amended to read as follows:

(a)                                  At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who complies with the notice procedures set forth in this Section 10(a).  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting, as provided by Section 6 of this Article II.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting, in accordance with clause (b) of this Section 10.  For business to be properly brought before any annual meeting of the stockholders by a stockholder, it must be a proper matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  For such notice to be timely in respect of an annual meeting, it must be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the 120th day prior to such annual meeting or, if later, the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by the corporation.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and, if such corporate action includes an amendment to these By-Laws, the language of the proposed amendment, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the beneficial owner, if any, on whose behalf the proposal is made, (3) (A) the class and number of shares of the corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease  in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or directly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (the information described in this Clause 3, collectively, the “Share Information”) (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (4) any material interest of the stockholder in such business, (5) a description of all agreements, arrangements or understandings between such stockholder  and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder, and (6) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the corporation.  Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 10(a).  The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered.

(b)                                 Nominations for the election of directors may be made by the Board of Directors or a committee thereof, or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been timely given to the Secretary of the corporation.  Such notice shall be timely as to an annual meeting if it complies with the applicable notice delivery deadline set forth in the fifth sentence of Section 10(a), and shall be timely as to a special meeting if it is received by the Secretary at the principal executive office of the corporation not later than the close of business on the 120th day prior to the date of the special meeting or, if later, the close of business on the 10th day following the first public announcement of the date of such meeting.  Each such notice shall set forth (1) the name and address of the stockholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such a meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (3) the Share Information with respect to the stockholder who intends to make the nomination and of the beneficial owner, if any, on whose behalf the nomination is made (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (5) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any such beneficial owner and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associated thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (6) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, (7) any other information relating to such stockholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for contested elections of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (8) the consent of each nominee to serve as a director of the corporation if so elected.  In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the corporation.  In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 10(b).  The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.  For purposes of this Section 10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

The following new Section 11 was added to Article II of the By-laws:

 (a)          In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders or record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (a “Consent Record Date”), which Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors, and which Consent Record Date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors.  Any stockholder or stockholders of record who are seeking to have the stockholders express consent to corporate action in writing without a meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified registered mail, return receipt requested, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a valid request is received and verified, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no record date has been fixed by the Board of Directors, the Consent Record Date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the Consent Record Date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.  To be valid, such written request shall comply with each of the following:

(i) Such written request shall be signed by one or more stockholders of record and by the beneficial owners or owners, if any, on whose behalf the stockholder or stockholders are acting, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth: (A) the name and address, as they appear on this corporation’s books, of each such stockholder and any such beneficial owner who seeks to have the stockholders express consent to corporate action in writing without a meeting; and (B) a representation that each such stockholder is a holder of record of shares of the corporation entitled to vote under the Certificate of Incorporation at a meeting of stockholders with respect to each matter for which such stockholder is seeking to have stockholders express consent to corporate action in a writing without a meeting.

(ii) Such written request shall be accompanied by a written agreement signed by each Consent Soliciting Stockholder pursuant to which each Consent Soliciting Stockholder agrees to deliver to any inspectors of election engaged by the corporation pursuant to Section 9(c) within two business days after receipt all consents and revocations thereof received by such Consent Soliciting Stockholder or such Consent Soliciting Stockholder’s proxy solicitor or other designated agent in connection with such Consent Soliciting Stockholder seeking to have the stockholders express written consent to corporate action without a meeting.

(iii) For purposes of these By-Laws, “Consent Soliciting Stockholder” shall mean each of the following persons: (A) if the number of stockholders signing the consent or consents is ten or fewer, each person signing any such consents; or (B) if the number of stockholders signing the consent or consents is more than ten, each person who either (1) was a Participant in any Solicitation of such consent or consents or (2) at the time of the delivery to the corporation of the documents described in this Section 11(b) had engaged or intends to engage in any solicitation of consents and/or proxies for expressing consent to corporate action in writing without a meeting (other than a solicitation of consents and/or proxies on behalf of the corporation).

(c)           In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

The following new Section 12 was added to Article II of the By-laws:

The Chairman of the Board or, in his or her absence, the President, or, in the absence of the Chairman of the Board and the President, a Vice President designated by the Board shall call any meeting of stockholders to order and shall act as chairman of the meeting, and the Secretary shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of a meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of a meeting of stockholders. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.

Section 1(b) of Article III of the By-laws was amended to read as follows:

No person shall be qualified to be elected to, or appointed to fill a vacancy on, the Board of Directors of the corporation during the pendency of a Business Combination transaction, as defined herein, if such person is, or (in the case of a person described in clause (i), (ii) or (iii) below) was within the two years preceding the date of such election or appointment:  (i) an officer, director, employee or affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended) of a party to such transaction (an “Interested Party”) or of any affiliate of an Interested Party; (ii) an agent subject to the direction of an Interested Party (iii) a consultant or advisor to an Interested Party; (iv) a person having a material financial interest in the transaction (other than through the ownership of stock or securities of the corporation), or (v) a person having any business, financial, or familial relationship with any person referred to in clauses (i)-(iv) above that would reasonably be expected to affect such person’s judgment in a manner adverse to this corporation.  A person shall not be disqualified from election or appointment to the Board of Directors by reason of this Section 1(b) solely because such person is a director or officer of this corporation who receives normal and customary compensation as such and/or is a stockholder or affiliate of this corporation.

A Business Combination shall mean any of the following: (i) a merger or consolidation of this corporation with another corporation, or a sale of all or substantially all of the business and assets of this corporation; or (ii) an acquisition (including by tender offer or any other means) by any person (including any two or more persons comprising a group, within the meaning of Rule 13(d)(5), of beneficial ownership, within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, of 15% or more of the outstanding common stock of this corporation.

A Business Combination shall be deemed pending for purposes of this Section 1(b) commencing on the date any offer or proposal for such transaction shall be made and until such time as the proposed transaction is abandoned or until such time as: (i) the party proposing such transaction shall have acquired beneficial ownership, as defined above, of 50% or more of this corporation’s outstanding voting stock; and (ii) 10 business days shall have elapsed thereafter.

Section 13 of Article III of the By-laws was amended to read as follows:

 (a)          The corporation shall, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such individual in connection therewith; provided, however, that except as provided in paragraph (d) with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such individual in connection with a proceeding (or part thereof) initiated by such individual only if such proceeding or part thereof was authorized in advance by the Board of Directors of the corporation and if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The right to indemnification provided by this Article shall apply whether or not the basis of such proceedings is alleged action in an official capacity as such director, officer, employee or agent or in any other capacity while serving as such director, officer, employee or agent.

(b)           The right to indemnification conferred in this Section 13 shall include the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an individual in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such individual, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking containing such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate, by or on behalf of such individual, to repay all amounts so advanced if it is ultimately determined by final judicial decision, from which there is no further right to appeal, that such individual is not entitled to be indemnified for such expenses under this section or otherwise; and provided, further, that an advancement of expenses shall not be made if the corporation’s Board of Directors makes a good faith determination that such payment would violate any applicable law.  The rights to indemnification and to the advancement of expenses conferred in this Section 13 shall be contract rights and such rights shall continue as to an indemnified individual who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnified individual’s heirs, executors and administrators.

(c)           The corporation may pay the expenses, including attorney’s fees, incurred by any director, officer, employee or agent of the corporation who is subpoenaed, interviewed or deposed as a witness or who otherwise incurs expenses in connection with any civil or criminal lawsuit, arbitration or administrative proceeding or governmental or internal investigation to which the corporation is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing who which the corporation is a party, if the corporation determines that such payments will benefit the corporation and if, at the time such expenses are incurred by such individual and paid by the corporation, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.

(d)           Except as provided in any separate indemnification agreement entered into between the corporation and any of its officers or directors, if a claim under the two preceding paragraphs of this Section 13 is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the director, officer, employee or agent indemnified hereunder (as the case may be) may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnified individual shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnified individual to enforce a right to indemnification hereunder (but not in a suit brought by such individual to enforce a right to an advancement of expenses) and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses only upon a final adjudication that the individual has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnified individual is proper in the circumstances because such individual has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnified individual has not met such applicable standard of conduct, shall create a presumption that the individual has not met the applicable standard of conduct or, in the case of such a suit brought by the individual, be a defense to such suit.  In any suit brought by the indemnified individual to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the individual is not entitled to be indemnified, or to such advancement of expenses under this section or otherwise shall be on the corporation.

(e)           Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b).  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(f)            The corporation shall not settle any action, suit or proceeding in any manner that would impose any liability or limitation on a director, officer, employee or agent of the corporation entitled to indemnification under this Section 13 without the written consent of such director, officer, employee or agent.  No such director, officer, employee or agent shall unreasonably withhold his or her consent to any such proposed settlement.

(g)           The indemnification and advancement of expenses provided by this Section 13 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.  The contracts may modify the extent of the corporation’s indemnification obligations.

(h)           If any provision of this Section 13 shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Section 13 contravene public policy, then this Section 13 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions that are invalid or inoperative or that contravene public policy shall be deemed, without further action or deed by or on behalf of the corporation, the Board of Directors or the stockholders, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify and hold harmless a director, officer, employee or agent, as the case may be, against expenses, liabilities and losses incurred with respect to any action, suit or proceeding to the fullest extent permitted by any applicable provision of this Section 13 that shall not have been invalidated and to the fullest extent otherwise permitted by the Delaware General Corporation Law; it being understood that the intention of the corporation is to provide its directors, officers, employees and agents with the maximum indemnification available under the Delaware General Corporation Law.

(i)            The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 13.

(j)            Any repeal or modifications of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(k)           For the purposes of this Section 13, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(l)            For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation.”

Section 6 of Article V of the By-laws was deleted in its entirety and the section of Article V that followed Section 6 was renumbered accordingly.

Section 6 of Article VI of the By-laws was deleted in its entirety and the sections of Article VI that followed Section 6 were renumbered accordingly.

The following new Section 9 was added to Article VI of the By-laws:

As used in these By-Laws, a business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.